REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and
Trustees of RevenueShares
ETF Trust In planning and
performing our audit of the
financial statements of
RevenueShares ETF Trust (the
Trust) as of and for the
year ended June 30, 2009,
in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Trusts
internal control over
financial reporting,
including controls over
safeguarding securities,
as a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness
of the Trusts internal
control over financial
reporting. Accordingly, we
express no such opinion.
The management of the Trust
is responsible for
establishing and maintaining
effective internal control
over financial reporting. In
fulfilling this responsibility
, estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls.
A companys internal control
over financial reporting is
a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation
of financial statements for
external purposes in
accordance with generally
accepted accounting
principles. A companys
internal control over
financial reporting includes
those policies and procedures
that (1) pertain to the
maintenance of records that,
in reasonable detail,
accurately and fairly reflect
the transactions and
dispositions of the assets of
the company; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance
with generally accepted
accounting principles, and
that receipts and
expenditures of the company
are being made only in
accordance with
authorizations of management
and directors of the company;
and (3) provide reasonable
assurance regarding prevention
or timely detection of
unauthorized acquisition, use
or disposition of a companys
assets that could have a
material effect on the
financial statements.
Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the
risk that controls may become
inadequate because of changes
in conditions, or that the
degree of compliance with the
policies or procedures may
deteriorate.
A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees, in
the normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis. A material
weakness is a deficiency,
or a combination of
deficiencies, in internal
control over financial
reporting, such that there
is a reasonable possibility
that a material misstatement
of the companys annual or
interim financial statements
will not be prevented or
detected on a timely basis.
Our consideration of the
Trusts internal control over
financial reporting was for
the limited purpose described
in the first paragraph and
would not necessarily disclose
all deficiencies in internal
control that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the Trusts
internal control over financial
reporting and its operation,
including controls over
safeguarding securities, that
we consider to be a material
weakness as defined above as
of June 30, 2009.
This report is intended solely
for the information and use of
management and the Board of
Trustees of the Trust and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these
specified parties.



Ernst & Young LLP
August 25, 2009